                                                                   Exhibit 99.C2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the inclusion in the Prospectus constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form S-6 of MidCap SPDR Trust Series 1 dated January 25, 2002 of our report dated November 16, 2001 relating to the financial statements and financial highlights of MidCap SPDR Trust, Series 1 for the year ended September 30, 2001. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in the Prospectus.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York


January 25, 2002